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EXHIBIT 11.1

                       EAGLE POINT SOFTWARE CORPORATION
         CALCULATION OF SHARES USED IN DETERMINING PER SHARE EARNINGS

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                                               YEARS ENDED JUNE 30,
                                               ---------------------------------
                                                  1996        1995        1994
                                               ---------------------------------
SHARES USED IN DETERMINING
  PRIMARY EARNINGS PER SHARE:

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     4,931,084   3,864,581   5,000,000

WEIGHTED AVERAGE COMMON SHARES ISSUED
  WITHIN A ONE YEAR PERIOD PRIOR TO THE
  COMPANY'S STOCK OFFERING AT PRICES
  BELOW THE OFFERING PRICE OF $13.00 PER
  SHARE                                                        1,488      10,091

NET EFFECT OF STOCK OPTIONS BASED ON THE
  TREASURY STOCK METHOD USING THE
  AVERAGE MARKET PRICE DURING THE PERIOD          26,899
                                               ---------------------------------
  TOTAL WEIGHTED AVERAGE COMMON AND
    COMMON EQUIVALENT SHARES OUTSTANDING       4,957,988   3,873,126   5,010,091
                                               =================================

SHARES USED IN DETERMINING FULLY
  DILUTED EARNINGS PER SHARE:

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     4,931,084   3,864,581   5,000,000

WEIGHTED AVERAGE COMMON SHARES ISSUED
  WITHIN A ONE YEAR PERIOD PRIOR TO THE
  COMPANY'S STOCK OFFERING, AT PRICES
  BELOW THE OFFERING PRICE OF $13.00 PER
  SHARE                                                        1,488      10,091

NET EFFECT OF STOCK OPTIONS BASED ON THE
  TREASURY STOCK METHOD USING THE
  AVERAGE MARKET PRICE DURING THE PERIOD          26,899
                                               ---------------------------------
   TOTAL WEIGHTED AVERAGE COMMON AND
     COMMON EQUIVALENT SHARES OUTSTANDING      4,957,988   3,873,126   5,010,091
                                               =================================
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